Exhibit 32(b)

TXU ELECTRIC DELIVERY COMPANY

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF PFO

The undersigned, H. Dan Farell, Senior Vice President and Principal Financial Officer of TXU Electric Delivery Company (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 9th day of March, 2006.

/s/ H. Dan Farell
Name:	H. Dan Farell
Title:	Senior Vice President and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Company and will be retained by TXU Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.